Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 1155 René-Lévesque Blvd. W. 41st Floor Montréal, QC Canada H3B 3V2 Main: 514 397 3000 Fax: 514 397 3222 www.stikeman.com

November 18, 2024

BCE Inc.

1, Carrefour Alexander-Graham-Bell

Building A, 7th Floor

Verdun, Québec

H3E 3B3

Dear Sirs/Mesdames:

Re: Registration of 25,000,000 common shares of BCE Inc.

We have acted as Canadian counsel to BCE Inc. (the “Corporation”), whose common shares (the “Common Shares”) are listed on the New York Stock Exchange (“NYSE”) under the stock symbol “BCE”, in connection with the registration under the United States Securities Act of 1933 (the “Securities Act”), as amended, pursuant to a Registration Statement on Form F-3 (the “Registration Statement”), filed on or about the date hereof with the United States Securities and Exchange Commission (the “SEC”), of 25,000,000 common shares (the “Additional DRIP Shares”) to be reserved for issuance from time to time under the shareholder dividend reinvestment and stock purchase plan of the Corporation (the “Plan”). Under the Plan, dividends on Common Shares may be reinvested by eligible registered holders of Common Shares who have enrolled in the Plan (“Participants”) in additional Common Shares. Further, Participants may also make optional cash payments in the form of cash or dividends on the Corporation’s preferred shares to be applied to the purchase of additional Common Shares under the Plan.

In connection with the foregoing and for the purpose of the opinion hereinafter expressed, we have made such examinations and investigations and have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and various other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination of all documents, we have assumed the capacity of all individuals, that such documents have not been amended since their date of effectiveness, the genuineness of all signatures and the authenticity of all documents submitted to us as originals of such documents, the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof, and that all facts set forth in the official public records, indices and filing systems and all certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof.

In expressing the opinion herein, we have assumed that all required consideration to be paid for the issuance of the Additional DRIP Shares will be fully paid for. No opinion is expressed as to the adequacy of any consideration received.

We are qualified to carry on the practice of law in the Province of Québec and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Québec and the federal laws of Canada applicable therein.

Based on the above and relying upon and subject to the foregoing, we are of the opinion that when issued from time to time pursuant to the terms and conditions of the Plan and upon receipt of payment thereof, the Additional DRIP Shares will be validly issued as fully paid and non-assessable Common Shares.

2

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Corporation, the Registration Statement or the Additional DRIP Shares and may not be used or relied upon for any other purposes or by any other party, nor quoted from or referred to in any documents, without our prior written consent. We assume no obligation to update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the SEC. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliott LLP